                                                                    Exhibit 23.3
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of triSpan, Inc. and triSpan Software, Inc. dated February 26, 1999 included in AnswerThink Consulting Group, Inc.'s Form 8-K filed August 12, 1999 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Philadelphia, Pa.
 November 2, 1999